CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges              Exhibit(12)(i)(i)
and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                               2005                                 2004
                                                             ---------------------------------------    -------------------------
                                                              3 Months       6 Months      12 Months      3 Months      6 Months
                                                               Ended          Ended          Ended         Ended          Ended
                                                              June 30        June 30        June 30       June 30        June 30
                                                             ----------     ----------    ----------    ----------     ----------
     Earnings:($000)
A.       Net Income                                          $    6,112     $   21,102    $   36,301    $    6,962     $   23,450
B.       Federal & State Income Tax                               3,938         14,268        25,432         5,407         17,261
                                                             ----------     ----------    ----------    ----------     ----------
C.       Earnings before Income Taxes                        $   10,050     $   35,370    $   61,733    $   12,369     $   40,711
                                                             ==========     ==========    ==========    ==========     ==========
D.       Fixed Charges
              Interest on Mortgage Bonds                              0              0             0             0              0
              Interest on Other Long-Term Debt                    3,519          6,766        12,513         2,909          5,740
              Other Interest                                        117            957         2,597         1,888          3,876
              Interest Portion of Rents                             196            429           832           359            551
              Amortization of Premium & Expense on Debt             264            528         1,048           276            547
                                                             ----------     ----------    ----------    ----------     ----------
                  Total Fixed Charges                        $    4,096     $    8,680    $   16,990    $    5,432     $   10,714
                                                             ==========     ==========    ==========    ==========     ==========

E.       Total Earnings                                      $   14,146     $   44,050    $   78,723    $   17,801     $   51,425
                                                             ==========     ==========    ==========    ==========     ==========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
              Under IRC Sec 247                              $      242     $      485    $      970    $      242     $      485
G.       Less Allowable Dividend Deduction                          (32)           (64)         (127)          (32)           (64)
                                                             ----------     ----------    ----------    ----------     ----------
H.       Net Subject to Gross-up                                    210            421           843           210            421
I.       Ratio of Earnings before Income
              Taxes to Net Income (C/A)                           1.644          1.676         1.701         1.777          1.736
                                                             ----------     ----------    ----------    ----------     ----------
J.       Pref. Dividend(Pre-tax) (H x I)                            345            706         1,434           373            731
K.       Plus Allowable Dividend Deduction                           32             64           127            32             64
                                                             ----------     ----------    ----------    ----------     ----------
L.       Preferred Dividend Factor                                  377            770         1,561           405            795
M.       Fixed Charges (D)                                        4,096          8,680        16,990         5,432         10,714
                                                             ----------     ----------    ----------    ----------     ----------
N.       Total Fixed Charges and Preferred Dividends         $    4,473     $    9,450    $   18,551    $    5,837     $   11,509
                                                             ==========     ==========    ==========    ==========     ==========

O.       Ratio of Earnings to Fixed Charges (E/D)                  3.45           5.07          4.63          3.28           4.80
                                                             ==========     ==========    ==========    ==========     ==========
P.       Ratio of Earnings to Fixed Charges and
         Preferred Dividends (E/N)                                 3.16           4.66          4.24          3.05           4.47
                                                             ==========     ==========    ==========    ==========     ==========

                                                                                      Year Ended December 31,
                                                             --------------------------------------------------------------------

                                                                                                           ( 1 )
                                                                2004          2003            2002          2001           2000
                                                             ----------    ----------      ----------    ----------    ----------
     Earnings:($000)
A.       Net Income                                          $   38,648    $   38,875      $   32,524    $   44,178    $   52,595
B.       Federal & State Income Tax                              28,426        26,981          21,690        (7,637)       37,150
                                                             ----------    ----------      ----------    ----------    ----------
C.       Earnings before Income Taxes                        $   67,074    $   65,856      $   54,214    $   36,541    $   89,745
                                                             ==========    ==========      ==========    ==========    ==========
D.       Fixed Charges
              Interest on Mortgage Bonds                              0           570           2,136         5,211        11,342
              Interest on Other Long-Term Debt                   11,488        10,699           9,819        10,446        12,864
              Other Interest                                      5,517         9,828(2)       11,772        11,820         6,251
              Interest Portion of Rents                             954           768             749           801           962
              Amortization of Premium & Expense on Debt           1,066         1,159           1,249         1,350         1,170
                                                             ----------    ----------      ----------    ----------    ----------
                  Total Fixed Charges                        $   19,025    $   23,024      $   25,725    $   29,628    $   32,589
                                                             ==========    ==========      ==========    ==========    ==========

E.       Total Earnings                                      $   86,099    $   88,880      $   79,939    $   66,169    $  122,334
                                                             ==========    ==========      ==========    ==========    ==========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
              Under IRC Sec 247                              $      970    $    1,387(2)   $    2,161    $    3,230    $    3,230
G.       Less Allowable Dividend Deduction                         (127)         (127)           (127)         (127)         (127)
                                                             ----------    ----------      ----------    ----------    ----------
H.       Net Subject to Gross-up                                    843         1,260           2,034         3,103         3,103
I.       Ratio of Earnings before Income
              Taxes to Net Income (C/A)                           1.736         1.694           1.667         0.827         1.706
                                                             ----------    ----------      ----------    ----------    ----------
J.       Pref. Dividend(Pre-tax) (H x I)                          1,463         2,134           3,391         2,566         5,294
K.       Plus Allowable Dividend Deduction                          127           127             127           127           127
                                                             ----------    ----------      ----------    ----------    ----------
L.       Preferred Dividend Factor                                1,590         2,261           3,518         2,693         5,421
M.       Fixed Charges (D)                                       19,025        23,024          25,725        29,628        32,589
                                                             ----------    ----------      ----------    ----------    ----------
N.       Total Fixed Charges and Preferred Dividends         $   20,615    $   25,285      $   29,243    $   32,321    $   38,010
                                                             ==========    ==========      ==========    ==========    ==========

O.       Ratio of Earnings to Fixed Charges (E/D)                  4.53          3.86            3.11          2.23          3.75
                                                             ==========    ==========      ==========    ==========    ==========
P.       Ratio of Earnings to Fixed Charges and
         Preferred Dividends (E/N)                                 4.18          3.52            2.73          2.05          3.22
                                                             ==========    ==========      ==========    ==========    ==========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS No. 150, entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.